UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 5, 2005

XYBERNAUT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15086 (Commission File Number)	54-1799851 (I.R.S. Employer Identification Number)

12701 FAIR LAKES CIRCLE, FAIRFAX, VIRGINIA, 22033
(Address of Principal Executive Offices) (Zip Code)

(703) 631-6925
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Xybernaut Corporation (the “Company”) announced on April 19, 2005 that Messrs. James J. Ralabate, Edwin Vogt and Martin Eric Weisberg had offered to resign from the Board of Directors of the Company, but the Board determined to defer its acceptance of the offers upon an orderly transition to a new Board. On May 19, 2005, the Company indicated to Messrs. Ralabate, Vogt and Weisberg that it desired to accept their offers to resign. On May 23, 2005, Mr. Weisberg resigned as a Director of the Company as of 5:00 p.m. on May 23, 2005, stating that his resignation is to further the independence of the Board of Directors. As previously reported, Mr. Ralabate resigned as a Director of the Company on May 19, 2005; however, as of the filing of this Form 8-K, Mr. Vogt has not tendered his resignation.

ITEM 8.01 OTHER EVENTS

As previously reported under “Certain Relationships And Related Transactions” in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on November 16, 2004, the Company used a law firm at which Mr. Weisberg was a partner for services related to financings, litigation, SEC filings and other general legal matters. As of May 5, 2005, the Company notified Mr. Weisberg that it was terminating its relationships with Mr. Weisberg and his law firm as the Company’s outside general counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYBERNAUT CORPORATION

	By:	/s/ Bruce C. Hayden Bruce C. Hayden Senior Vice President and Chief Financial Officer

Dated: May 27, 2005